                                                                     EXHIBIT 8.1

                                   LAW OFFICES
            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.
                                  MUSEUM TOWER
                             150 WEST FLAGLER STREET
                              MIAMI, FLORIDA 33130

                                    ---------
                  MIAMI (305) 789-3200 - BROWARD (954) 463-5440
                               FAX (305) 789-3395
                              WWW.STEARNSWEAVER.COM

E. RICHARD ALHADEFF          JOSEPH K. HALL                 GLENN M. RISSMAN                       OWEN S. FREED
LOUISE JACOWITZ ALLEN        ALICE R. HUNEYCUTT             ANDREW L. RODMAN                      SENIOR COUNSEL
STUART D. AMES               RICHARD B. JACKSON             KEITH E. ROUNSAVILLE
ALEXANDER ANGUEIRA           SHARON LEE JOHNSON             MIMI L. SALL                         THOMAS J. QUARLES
LAWRENCE J. BAILIN           MICHAEL I. KEYES               NICOLE S. SAYFIE                        OF COUNSEL
ANA T. BARNETT               ROBERT T. KOFMAN               RICHARD E. SCHATZ
CHRISTOPHER L. BARNETT       ANASTASIA I. KOKOTIS           DAVID M. SEIFER                       DAVID M. SMITH
PATRICK A. BARRY             DAVID P. LHOTA                 JOSE G. SEPULVEDA                   LAND USE CONSULTANT
JEFFREY S. BARTEL            TERRY M. LOVELL                JAY B. SHAPIRO
SUSAN FLEMING BENNETT        JOY SPILLIS LUNDEEN            MARTIN S. SIMKOVIC
LISA K. BERG                 GEOFFREY MacDONALD             CECILIA DURAN SIMMONS                  TAMPA OFFICE
MARK J. BERNET               MONA E. MARKUS                 CURTIS H. SITTERSON                     SUITE 2200
HANS C. BEYER                BRIAN J. McDONOUGH             MARK D. SOLOV                    SUNTRUST FINANCIAL CENTRE
RICHARD I. BLINDERMAN        ANDREW D. McNAMEE              EUGENE E. STEARNS                 401 EAST JACKSON STREET
MARK D. BOWEN                ANTONIO R. MENENDEZ            BRADFORD SWING                     TAMPA, FLORIDA 33602
MATTHEW W. BUTTRICK          FRANCISCO J. MENENDEZ          SUSAN J. TOEPFER                          -------
JENNIFER STEARNS BUTTRICK    ALISON W. MILLER               ANNETTE TORRES                        (813) 223-4800
CARLOS J. CANINO             HAROLD D. MOOREFIELD, JR.      DENNIS R. TURNER
JOAN M. CANNY                JIMMY L. MORALES               JONATHAN C. VAIR
PETER L. DESIDERIO           JOHN N. MURATIDES              RONALD L. WEAVER                  FORT LAUDERDALE OFFICE
MARK P. DIKEMAN              JEFFREY A. NORMAN              RORY B. WEINER                          SUITE 1900
DREW M. DILLWORTH            JOHN K. OLSON                  ROBERT I. WEISSLER              200 EAST BROWARD BOULEVARD
SHARON QUINN DIXON           JENNIFER I. PERTNOY            PATRICIA G. WELLES            FORT LAUDERDALE, FLORIDA 33301
ALAN H. FEIN                 DAVID C. POLLACK               K. TAYLOR WHITE                           -------
ANGELO M. FILIPPI            DARRIN J. QUAM                 MARTIN B. WOODS                       (954) 462-9500
ROBERT E. GALLAGHER, JR.     JOHN M. RAWICZ                 ELIZABETH YNIGO
CHAVA E. GENET               PATRICIA A. REDMOND
PATRICIA K. GREEN            ELIZABETH G. RICE


                               February 28, 2002


BankAtlantic Bancorp, Inc.
1750 East Sunrise Boulevard
Fort Lauderdale, FL 33304
Attention:  Board of Directors

Gentlemen:

         We have acted as counsel to BankAtlantic Bancorp, Inc., a Florida corporation (the "Company"), and BBC Capital Trust II, a Delaware statutory business trust ("BBC Capital"), in connection with the registration statement of the Company and BBC Capital on Form S-3 (the "Registration Statement") filed by the Company and BBC Capital with the Securities and Exchange Commission (the "SEC") on October 15, 2001, as amended by Amendment No. 1 filed with the SEC on October 24, 2001. The Registration Statement was filed for the purpose of registering under the Securities Act of 1933, as amended, Class A Common Stock of the Company, debt securities of the Company, junior subordinated debentures of the Company, preferred securities of BBC Capital and the guarantee of the Company with respect to such preferred securities. This opinion is furnished pursuant to the requirements of Item 601(b)(8) of Regulation S-K.

         For purposes of rendering this opinion, we have reviewed and relied upon the Registration Statement, a copy of the Prospectus dated October 24, 2001 (the "Prospectus") included in the Registration Statement, a copy of a preliminary prospectus supplement to the Prospectus dated February 13, 2002


            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.

BankAtlantic Bancorp, Inc.
February 28, 2002

Page 2


(the "Prospectus Supplement") and such other documents and instruments as we deemed necessary for the rendering of this opinion. In our examination of relevant documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such copies and the accuracy and completeness of all corporate records made available to us by the Company and BBC Capital.

         Based solely on our review of such documents, and upon such information as the Company has provided to us (which we have not attempted to verify in any respect), and reliance upon such documents and information, we hereby adopt and incorporate by reference the opinion set forth in the Prospectus Supplement under the caption "United States Federal Income Taxation."

         Our opinion is limited to the federal income tax matters described above and does not address any other federal income tax considerations or any state, local, foreign, or other tax considerations. If any of the information on which we have relied is incorrect, or if changes in the relevant facts occur after the date hereof, our opinion could be affected thereby. Moreover, our opinion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations promulgated thereunder, and Internal Revenue Service rulings, procedures, and other pronouncements published by the United States Internal Revenue Service. These authorities are all subject to change, and such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. We undertake no responsibility to update or supplement our opinion. This opinion is not binding on the Internal Revenue Service, and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name in the Prospectus Supplement under the caption "United States Federal Income Taxation" and "Legal Matters."


                                             Very truly yours,



                                             STEARNS, WEAVER, MILLER, WEISSLER
                                               ALHADEFF & SITTERSON, P.A.


            STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A.